Exhibit 10.5

Teradata 2012 Stock Incentive Plan

Director Restricted Share Unit Grant Statement

Name of Grantee	Soc. Sec. #	Date of Grant	No. of Restricted Share Units

You have been awarded a number of restricted share units (the “Share Units”) under the Teradata 2012 Stock Incentive Plan (the “Plan”), subject to the terms and conditions of this Director Restricted Share Unit Grant Statement (this “Statement”), the Plan and the Teradata Corporation Director Compensation Program (the “Program”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

1. The Share Units will vest during the one-year period beginning on the date upon which the Share Units were granted (the “Date of Grant”), in equal quarterly installments (subject to mathematical rounding performed by the third party Plan administrator) commencing three (3) months after the Date of Grant, provided you continue to serve as a Director of Teradata Corporation (“Teradata”) until each vesting date. Notwithstanding the foregoing, if the Date of Grant of your Share Units is the date of an Annual Meeting of Stockholders, then, the fourth quarterly vesting will occur only if you continue to serve as a Director until the earlier of (a) the first Annual Meeting of Stockholders following the Date of Grant and (b) the first (1st) anniversary of the Date of Grant.

2. The Share Units will become fully vested if, prior to the one-year anniversary of the Date of Grant, you die while serving as a Director of Teradata.

3. The vesting schedule will accelerate and the Share Units will become fully vested if, prior to the one-year anniversary of the Date of Grant, a Change in Control occurs.

4. Except as otherwise provided pursuant to a deferral election in effect under Article IV of the Program, when vested, the Share Units will be paid to you in shares of Teradata common stock, such that one (1) Share Unit equals one (1) share of Teradata common stock (“Share”).

5. The Share Units will be cancelled if the Committee on Directors and Governance of the Teradata Board of Directors determines that you engaged in misconduct in connection with your appointment as a Director of Teradata or if your service as a Director is terminated for Cause. Further, if your service as a Director is terminated for Cause, then, to the extent demanded by the Committee on Directors and Governance of the Teradata Board of Directors in its sole discretion, you shall (a) return to Teradata all Shares that you have not disposed of that have been acquired pursuant to this Statement, and (b) with respect to any Shares acquired pursuant to this Statement that you have disposed of, pay to Teradata in cash the Fair Market Value of such Shares on the date acquired.

6. Any cash dividends declared before your vesting dates on the Shares underlying the Share Units shall be converted to additional Share Units subject to the terms of this Statement,

based on the Fair Market Value (as defined in the Plan) of Teradata common stock on the date the dividend is declared.

7. You may designate one or more beneficiaries to receive all or part of any Shares to be distributed in case of your death, and you may change or revoke such designation at any time. In the event of your death, any Shares distributable hereunder that are subject to such a designation will be distributed to such beneficiary or beneficiaries in accordance with this Statement. Any other Shares will be distributable to your estate. If there shall be any question as to the legal right of any beneficiary to receive a distribution hereunder, the Shares in question may be transferred to your estate, in which event Teradata will have no further liability to anyone with respect to such Shares.

8. The terms of this award of Share Units as evidenced by this agreement may be amended by the Teradata Board of Directors or its Committee on Directors and Governance or Compensation and Human Resource Committee, provided that no such amendment shall impair your rights hereunder without your consent.

9. The Share Units and the number and kind of Shares covered by this Statement shall be subject to adjustment as provided in Section 14 of the Plan.

10. In the event of a conflict between the terms and conditions of this Statement and the terms and conditions of the Plan, the terms and conditions of the Plan shall prevail.

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